                                                                    EXHIBIT 23.2

                   Report of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                                /s/ Arthur Anderson LLP
Washington, DC
June 25, 1997